UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Bohannon Drive, Suite 250 Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 963-8580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 27, 2016, we, through our subsidiary, Versartis GmbH, entered into a Manufacture and Supply Agreement with Owen Mumford Limited, a leading medical device manufacturer, pursuant to which we engaged Owen Mumford to: (1) manufacture a proprietary disposable auto-injector device and (2) assemble and supply a final combination product including the device and somavaratan (VRS-317), our proprietary long-acting form of human growth hormone.  We will supply somavaratan in prefilled syringes to Owen Mumford for incorporation into the final combination product.

Under the agreement, Owen Mumford agrees to manufacture the auto-injector device used in the product exclusively for us in the field of human growth hormone deficiency treatment, subject to a minimum purchase obligation. We are required to purchase our entire requirement of the final combination product from Owen Mumford, except that after a specified time period after regulatory approval in the European Union (“EU”), we may purchase from third parties a portion of our requirement for the European Economic Area.  In addition, after a specified time period after regulatory approval in any major jurisdiction, we are required to purchase from Owen Mumford a minimum quantity of the product in each year.  If we do not purchase such minimum quantity, we may pay a shortfall payment to Owen Mumford to maintain the scope of our exclusivity.  If we fail to purchase the minimum and decline to pay the shortfall payment, the exclusivity will be limited to long-acting human growth hormone products.  The agreement also includes customary terms and conditions relating to forecast, ordering, delivery, inspection and acceptance, among other matters.

The initial term of the agreement continues until ten (10) years after our acceptance of the first shipment of the final combination product, and may be renewed for an additional time period by mutual agreement of the parties.  The agreement may be earlier terminated by either party for the other party’s uncured material breach or insolvency.  In addition, either party may terminate the agreement without cause upon twelve (12) months advance notice.  If terminated by Owen Mumford without cause, Owen Mumford must continue to supply the autoinjector device and assemble the final combination product until we are able to identify, appoint, and qualify through all necessary regulatory approvals an alternate manufacturer.

The foregoing is only a summary of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versartis, Inc.

Date June 2, 2016	By: /s/ Joshua T.Brumm
Joshua T. Brumm Chief Financial Officer